U.S. PHYSICIANS, INC.
                        1995 AFFILIATE STOCK OPTION PLAN

     The purpose of the U.S. PHYSICIANS, Inc. 1995 Affiliate Stock Option Plan (the "Plan") is to provide certain employees, consultants and independent contractors of U.S. Medical Services of Pennsylvania, P.C. or employees, consultants and independent contractors of any other comparable entity with which U.S. PHYSICIANS, Inc. or its subsidiaries (hereinafter collectively referred to as the "Company") has a management agreement or is involved on significant projects (collectively "Key Affiliates") with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

     A. Administration

     The Plan shall be administered and interpreted by a committee (the "Committee") consisting of not less than two persons appointed by the Board of Directors of the Company (the "Board"). To the extent applicable, in accordance with Section 17, the Committee shall consist of not less than two persons appointed by the Board, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Notwithstanding anything herein to the contrary, prior to the Effective Date specified under Section 17(b), the Board may exercise any power or authority of the Committee under the Plan and, in such case, any reference to the Committee hereunder shall be deemed to include the Board as a whole.

     Subject to the provisions of Section 5, the Committee shall have the sole authority to (i) determine the individuals to whom options shall be granted under the Plan, (ii) determine the type, size and terms of the options to be granted to each such individual, (iii) determine the time when the options will be granted and the duration of the exercise period, including the criteria for exercisability and the acceleration of exercisability, (iv) prior to the Effective Date of Section 17(b), determine the "fair market value," as defined below, and (v) deal with any other matters arising under the Plan.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any options granted hereunder. All powers of the Committee shall be executed in the best interest of the Company and in keeping with the objectives of the Plan. The Committee may delegate any administrative function hereunder to the Company's Human Resources Department except that, following the

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     Effective Date specified in Section 17(b), no such delegation may be made to the extent inconsistent with the requirements of Rule 16b-3 under the Exchange Act.

     B. Grants

     Incentives under the Plan shall consist of nonqualified stock options (hereinafter referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the recipient (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to a Key Affiliate. Grants under a particular Section of the Plan need not be uniform as among the Key Affiliates.

     C. Shares Subject to the Plan

     (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company, par value $.01 (the "Company Stock") that have been or may be issued or transferred under the Plan is 1,000,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, cancel, are forfeited, or are exchanged or surrendered without having been exercised, the shares subject to such option shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other comparable extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Stock Options, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, and the other terms and conditions of the Stock Options, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive.


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     D. Eligibility for Participation

     All Key Affiliates shall be eligible to participate in the Plan. Except as provided in Section 5, the Committee shall select the Key Affiliates to receive Stock Options (the "Optionees") and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Committee determines.

     Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose.

     E. Granting of Options

     (a) Number of Shares. Subject to the limitations set forth in Section 3(a) and except as provided in Section 6, the Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option granted hereunder.

     (b) Type of Option and Price. The Committee may grant only Stock Options which are not intended to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code, of 1986, as amended (the "Code") ("Nonqualified Stock Options"), all in accordance with the terms and conditions set forth herein.

     The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted.

     During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the "fair market value" of Company Stock shall be determined by the Committee in good faith based on the best available facts and circumstances at the time. The Committee, in its sole discretion may engage a valuation expert, with expertise in the valuation of business entities and the securities thereof, to perform such valuation. Such determination of "fair market value" shall be made as of the date of each grant under the Plan and, if requested by the exercising Optionee, on the date of exercise of a Stock Option by an Optionee, after taking into account such factors as the Committee or the valuation expert shall deem appropriate. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on the date of grant, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.


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     (c) Term. The Committee shall determine the option exercise period of each
Stock Option. The exercise period shall not exceed ten years from the date of grant.

     (d) Exercisability of Options. Except as provided in Section 6, Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control.

     (e) Manner of Exercise. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Should a Stock Option become exercisable on and after the Effective Date specified in
Section 17(b), such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

     (f) Termination of Employment, Disability or Death.

          (1) In the event the Optionee during the Optionee's lifetime ceases to be a Key Affiliate of the Company for any reason other than death or disability, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within such period of time as may be specified in the Grant Letter but in the absence of any such specification in the Grant Letter the Stock Option must be exercised within 90 days of the date on which the Optionee ceases to be a Key Affiliate. In any event no Stock Option may be exercised later than the date of expiration of the option term. Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be a Key Affiliate shall terminate as of such date (except as the Committee may otherwise provide).

          (2) In the event the Optionee ceases to be a Key Affiliate of the Company on account of becoming "disabled" as that term is defined at such time in the policy manual of the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within such period of time as may be specified in the Grant Letter but in the absence of any such specification in the Grant Letter the Stock Option must be exercised within one year of the date on which the Optionee becomes disabled. In any event no Stock Option may be exercised later than the date of expiration of the option term. Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee becomes disabled shall terminate as of such date (except as the Committee may otherwise provide).

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          (3) In the event of the death of the Optionee while he is a Key
     Affiliate of the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within such period of time as may be specified in the Grant Letter but in the absence of any such specification in the Grant Letter the Stock Option must be exercised within one year of the date on which the Optionee ceases to be a Key Affiliate. In any event no Stock Option may be exercised later than the date of expiration of the option term. Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be a Key Affiliate shall terminate as of such date (except as the Committee may otherwise provide).

     (g) Satisfaction of Option Price. The Optionee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price (iii) if, as determined by the Committee, in its sole discretion, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a loan program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program, or (iv) through any combination of (i), (ii) or (iii). The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price and the withholding tax are fully paid.

     (h) Optional Purchase by the Company. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

6.   Transferability of Options

     Only an Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except
(i) to the extent permitted under Rule 16b-3 of the Exchange Act or any interpretations otherwise issued by the Securities Exchange Commission and the Code, (ii) by will or by the laws of descent and distribution or, (iii) if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish

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proof satisfactory to the Company of his or her right to receive the Stock
Option under the Optionee's will or under the applicable laws of descent and distribution.

7.   Change in Control of the Company.

     As used herein, a "Change in Control" shall be deemed to have occurred if:

     (i) As a result of any transaction, any one shareholder or a group of affiliated shareholders, other than a shareholder on the effective date of the Plan specified in Section 17(a), becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company's then outstanding securities.

     (ii) A liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets occurs.

     (iii) After registration of the Company Stock under Section 12 of the Securities Exchange Act of 1934:

          (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing shareholder, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

8.   Certain Corporate Changes

     (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, each Optionee with any outstanding Stock Options shall have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon such transaction. In addition, if a cashout of such Stock Options would not affect the accounting treatment of any such transaction, the Committee may, in its sole

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discretion, require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options. In the event that options are accelerated pursuant to this Section, any options not exercised shall thereafter terminate and cease to remain outstanding.

     (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then any Optionee with any outstanding Stock Options shall have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options) unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon such transaction. In addition, if a cashout of such Stock Options would not affect the accounting treatment of any such transaction, the Committee may, in its sole discretion, require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options. In the event that options are accelerated pursuant to this Section, any options not exercised shall thereafter terminate and cease to remain outstanding.

9.   Amendment and Termination of the Plan

     (a) Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that materially increases the benefits accruing Optionees under the Plan, changes the aggregate number of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company, and provided, further, that the Board shall not amend the Plan if such amendment would cause the Plan or any Stock Option, or, subsequent to the Effective Date specified in Section 17(b), the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act.

     (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Stock Options. A termination or amendment of the Plan that occurs after a Stock Option is made shall not materially impair the rights of an Optionee unless the Optionee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under
Section 18(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.


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     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

10.  Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

11.  Rights of Key Affiliates

     Nothing in this Plan shall entitle any Key Affiliates or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Key Affiliate any rights to be employed or retained by the Company or any entity which has entered into a management agreement or has any other business relationship with the Company.

12.  No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.  Withholding of Taxes

     The Optionee or other person receiving shares of Company Stock upon the exercise of a Stock Option shall be required to pay to the Company or the appropriate employer in cash the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options or the Company shall have the right to withhold Company Stock purchased upon the exercise of a Stock Option, if then authorized by the Committee and applicable law, with a fair market value of 120% of the amount of any withholding tax due with respect to the exercise of such Stock Options.

14.  Agreements with Optionees

     Each Stock Option made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.


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15.  Requirements for Issuance of Shares

     No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

16.  Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.  Effective Date

     (a) Effective Date of the Plan. Subject to the approval of the Company's shareholders, this Plan shall be effective as of December 1, 1995.

     (b) Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under
Section 12 of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

18.  Miscellaneous

     (a) Substitute Grants. The Committee may make a Grant to a key affiliate of another corporation who becomes a Key Affiliate of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. At such time that this provision should from time to time ever become applicable, the Committee shall prescribe the provisions of the substitute Grants.

     (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by an governmental or regulatory agency

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as may be required. With respect to persons subject to Section 16 of the
Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revise the terms of any Stock Option if it is contrary to law to bring it into compliance with government laws or regulations provided that in doing so it does not materially impair the rights of an Optionee. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. An Optionee or Successor Optionee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

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